                                                                     EXHIBIT 4.5


================================================================================


                            INTERCREDITOR AGREEMENT

                         Dated as of October 23, 2001

                                     among

                              ELWOOD ENERGY LLC,

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                                  as Trustee,

                           THE OTHER SECURED PARTIES
                  (OR REPRESENTATIVES THEREOF) PARTY HERETO,

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent, Intercreditor Agent and
                             Administrative Agent


================================================================================

                                                                     EXHIBIT 4.5

                            INTERCREDITOR AGREEMENT
                            -----------------------

          This INTERCREDITOR AGREEMENT (this "Agreement"), dated as of October
                                              ---------
23, 2001, is by and among ELWOOD ENERGY LLC, a Delaware limited liability company (the "Issuer"), BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, a
              ------
national banking association formed under the laws of the United States, as Trustee, Collateral Agent, Administrative Agent and Intercreditor Agent, and each other Secured Party (or representative thereof) that becomes a party to this Agreement pursuant to Section 7.18.
                           ------------

                                    RECITALS
                                    --------

          WHEREAS, the Issuer was formed for the purpose of developing, financing, constructing, owning and operating an approximately 1,409 MW natural gas-fired electric generation peaking facility located in Elwood, Illinois;

          WHEREAS, the Issuer has determined to issue $402,000,000 aggregate principal amount of its 8.159% Senior Secured Bonds due July 5, 2026 (the "Bonds") pursuant to the Trust Indenture, dated as of the date hereof (the
 -----
"Indenture"), between the Issuer and Bank One Trust Company, National
----------
Association, as trustee (the "Trustee");
                              -------

          WHEREAS, the Issuer will use proceeds of the Bonds for (i) working capital; (ii) financing, legal and consulting fees and expenses associated with the offering of the Bonds; (iii) required funding of the Major Maintenance Account; (iv) payments for residual construction costs under contracts with GE; and (v) repayment in full of Indebtedness outstanding under existing intercompany loans provided by the Members and partial reimbursement of the Sponsors and Members for advances or capital contributions to the Issuer that the Issuer has used to pay the costs of developing, constructing and financing the Project, and for no other purpose; and

          WHEREAS, in connection with the issuance and sale of the Bonds and the execution of the related Financing Documents, the parties hereto wish to enter into this Agreement in order to set forth certain intercreditor provisions, including the method of voting and decision making for the Secured Parties, the arrangements applicable to joint consultation and actions in respect of approval rights and waivers, the limitations on rights of enforcement upon default and the appointment of the Intercreditor Agent for the purposes set forth herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I
                      DEFINITIONS; RULES OF INTERPRETATION
                      ------------------------------------

          Section 1.1  Definitions.  Except as otherwise expressly provided
                       -----------
herein, capitalized terms used in this Agreement and its exhibits and schedules shall have the meanings given thereto in the Indenture. In addition, the terms set forth below shall have the respective meanings given such terms below. To the extent such terms are defined by reference to other Transaction Documents, for purposes hereof such terms shall continue to have their original definitions (but will bear the governing law of this Agreement) notwithstanding any termination, expiration or amendment of such agreements except to the extent the parties hereto agree to the contrary.

          "Acceleration Event" has the meaning set forth in Section 6.6.3.
           ------------------                               -------------

          "Additional Indebtedness Facility" means the aggregate amount of the
           --------------------------------
Combined Exposure outstanding under any Additional Indebtedness Agreement.

          "Bond Facility" means the aggregate amount of the Combined Exposure
           -------------
outstanding under the Indenture.

          "Combined Exposure" means, as of any date of calculation, the sum
           -----------------
(calculated without duplication) of the following, to the extent the same is held by a Secured Party: (i) the aggregate amount of Indebtedness outstanding under the Facility Documents; (ii) the aggregate amount of all available undrawn financing commitments under the Facility Documents which the Secured Parties party thereto have no right to terminate other than upon the occurrence of an event of default (howsoever defined) thereunder; and (iii) the maximum amount available to be drawn under all letters of credit issued pursuant to the Facility Documents.

          "Debt Service Reserve L/C Facility" means the aggregate amount of the
           ---------------------------------
Combined Exposure outstanding under any Debt Service Reserve L/C Agreement.

          "Decision Period" means the period of time determined by the
           ---------------
Intercreditor Agent and designated in any notice delivered by the Intercreditor Agent for the Designated Voting Parties to make any decision hereunder, subject to the following: (i) any such period of time may be extended by any Designated Voting Party for a period not to exceed thirty (30) days on a one time basis only for any notice; (ii) if there is no period for giving of notice, passage of time or cure of the event or circumstance that is the subject of such notice (each, a "Cure Period"), if the Cure Period has expired, or if the remaining
          -----------
Cure Period is less than fifteen (15) days after the date of such notice, the Decision Period shall end not earlier than fourteen (14) days nor later than twenty-one (21) days after the date of such notice; and (iii) in all other cases, the Decision Period shall end not earlier than fourteen (14) days after the date of such notice nor later than the end of the Cure Period; provided that
                                                                   --------
the Intercreditor Agent may designate a lesser period (being at least seven (7) days) as it may consider necessary or advisable in circumstances where the interests of the Secured Parties or any of them would otherwise be likely to be prejudiced.

          "Default" means any event or condition that, with the giving of notice
           -------
or the passage of time, or both, would constitute an Event of Default.

          "Designated Voting Party" means, at any time, with respect to any
           -----------------------
Voting Facility, the Person then entitled to cast the votes under this Agreement for such Voting Facility. The Designated Voting Party for each Voting Facility is as follows:

               (a) with respect to the Bond Facility, the Designated Voting Party is the Trustee acting in accordance with the terms and provisions of the Indenture;

               (b) with respect to any Working Capital Facility, the Designated Voting Party is the Working Capital Agent therefor acting in accordance with the terms and provisions of the applicable Working Capital Agreement;

               (c) with respect to any Debt Service Reserve L/C Facility, the Designated Voting Party is the Debt Service Reserve L/C Agent therefor, acting in accordance with the terms and provisions of the applicable Debt Service Reserve L/C Agreement; and

               (d) with respect to any Additional Indebtedness Facility, the Designated Voting Party is the Additional Indebtedness Agent therefor, acting in accordance with the terms and provisions of the applicable Additional Indebtedness Agreement.

          "Event of Default" means an "event of default" under any Facility
           ----------------
Document.

          "Facility Documents" means, collectively, the Indenture, any Working
           ------------------
Capital Agreement, any Debt Service Reserve L/C Agreement and any Additional Indebtedness Agreement.

          "Fundamental Decisions" has the meaning set forth in Section 6.1.
           ---------------------                               -----------

          "Initiating Percentage" means Designated Voting Parties representing,
           ---------------------
in the aggregate, (i) in the case of an Event of Default under Section 8.1(a) of
                                                               --------------
the Indenture or any similar Event of Default under any other Financing Document, Secured Parties holding at least thirty-three and one-third percent (33 1/3%) of the aggregate Combined Exposure, and (ii) in the case of any other Event of Default, Senior Secured Parties holding greater than fifty percent (50%) of the aggregate Combined Exposure.

          "Intercreditor Vote" means, at any time, a vote conducted in
           ------------------
accordance with the procedures set forth in Article 4 of this Agreement among
                                            ---------
the Designated Voting Parties with respect to the particular decision at issue at such time.

          "Loan Party" means any of the Intercreditor Agent, the Administrative
           ----------
Agent, the Collateral Agent or any Designated Voting Party, as applicable.

          "Majority Secured Parties" means Secured Parties holding greater than
           ------------------------
fifty percent (50%) of the aggregate Combined Exposure.

          "Modification" means, with respect to any Financing Document, any
           ------------
amendment, supplement, Waiver or other modification of the terms and provisions thereof.

          "Notice of Default" has the meaning set forth in Section 5.1.
           -----------------                               -----------

          "One Hundred Percent Secured Parties" means Secured Parties holding
           -----------------------------------
one hundred percent (100%) of the aggregate Combined Exposure.

          "Other Unit" has the meaning set forth in Section 2.2.3.
           ----------                               -------------

          "Proposed Remedies" has the meaning set forth in Section 5.2.1.
           -----------------                               -------------

          "Relevant Person" means any Project Party, any Designated Voting
           ---------------
Party, any other Secured Party or any other advisor or other Person with respect to any of the Transaction Documents.

          "Remedies Commencement Date" has the meaning set forth in Section
           --------------------------                               -------
5.2.2.
-----

          "Remedies Initiation Notice" has the meaning set forth in Section
           --------------------------                               -------
5.2.1.
-----

          "Remedies Instruction" has the meaning set forth in Section 5.3.1.
           --------------------                               -------------

          "Required Secured Parties" has the following meaning:
           ------------------------

               (a) Designated Voting Parties representing, in the aggregate, the One Hundred Percent Secured Parties with respect to any Modification, instruction or exercise of discretion pursuant to Section 6.1;
                                                       -----------

               (b) Designated Voting Parties representing, in the aggregate, the Majority Secured Parties with respect to any Modification, instruction or exercise of discretion pursuant to Section 6.2, except as otherwise
                                        -----------
     provided therein;

               (c) the Initiating Percentage with respect to any decision to exercise remedies made pursuant to Section 5.2.3; or
                                        -------------

               (d) Designated Voting Parties representing, in the aggregate, the Majority Secured Parties with respect to any other action not otherwise described or dealt with in this definition of "Required Secured Parties" or elsewhere in this Agreement and not otherwise specifically delegated to the Intercreditor Agent.

          "Subordinated Affiliate Bonds" means Bonds which are beneficially or
           ----------------------------
legally held by the Issuer, any equity participant in the Issuer or any of their respective Affiliates and which are purchased after a Default or an Event of Default shall exist and be continuing.

          "Voting Facility" means any of the Bond Facility, any Working Capital
           ---------------
Facility, any Debt Service Reserve L/C Facility or any Additional Indebted ness Facility, as applicable.

          "Waiver" means, with respect to any particular conduct, event or other
           ------
circumstance, any change to an obligation of any Person under any Transaction Document requiring the consent of one or more Senior Secured Parties, which consent has the effect of excusing performance of or compliance with such obligation, or any Default or Event of Default with respect thereto to the extent relating to such conduct, event or circumstance, provided that any Waiver
                                                        --------
shall be limited solely to the particular conduct, event or circumstance and shall not purport, directly or indirectly, to alter or otherwise modify the relevant obligation with respect to future occurrences of the same conduct, event or circumstance.

          "Working Capital Facility" means the aggregate amount of the Combined
           ------------------------
Exposure outstanding under any Working Capital Agreement.

          Section 1.2  Rules of Interpretation.  Except as otherwise expressly
                       -----------------------
provided herein, the principles of construction set forth in the Indenture shall apply to this Agreement.

                                   ARTICLE II
                              INTERCREDITOR AGENT
                              -------------------

          Section 2.1  Appointment of the Intercreditor Agent.  Each of the
                       --------------------------------------
Secured Parties that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) hereby appoints Bank One Trust Company, National Association to act as its intercreditor agent in connection with the Project and the Transaction Documents and authorizes it to exercise such rights, powers, authorities and discretion as are specifically delegated to the Intercreditor Agent by the terms hereof and any of the other Financing Documents together with all such rights, powers, authorities and discretion as are reasonably incidental thereto. The Intercreditor Agent shall have no duties or obligations except those expressly set forth herein and in the other Financing Documents. By its signature hereto, Bank One Trust Company, National Association accepts such appointment.

          Section 2.2  Intercreditor Agent's Rights and Obligations.
                       --------------------------------------------

              2.2.1 In the course of its duties hereunder, the Intercreditor Agent may at all times:

                       (a) assume, absent written notice to the contrary, that
          (i) any representation warranty, recital or statement made by the Issuer or any Project Party in connection with any Transaction

          Document is true, (ii) no Default or Event of Default exists; and
          (iii) neither the Issuer nor any Project Party is in breach or default of its obligations under any Transaction Document;

                    (b) assume any notice, certificate or report given by any Relevant Person has been validly given by a Person authorized to do so evidenced by a writing which states that such Person is an authorized representative of such Relevant Person and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;

                    (c) assume that the address, telecopy and tele phone numbers for the giving of any written notice to any Person hereunder are those identified in Section 7.1 until it has received from such Person a
                        -----------
          written notice designating some other office of such Person to replace any such address, telecopy or telephone number, and act upon any such notice until the same is superseded by a further such written notice;

                    (d) pay reasonable fees and expenses for the advice or services of any lawyers, accountants, engineers, consultants or other experts whose advice or services the Intercreditor Agent may determine are necessary, expedient or desirable and rely upon any advice so obtained, and, if it so decides to make any such payment, such fees and expenses shall be reimbursed to the Intercreditor Agent pursuant to Section 7.16; provided that it shall be under no obligation to act
             ------------  --------
          upon such advice if it does not deem such action to be appropriate;

                    (e) rely and act upon a certificate or request signed by or on behalf of any Relevant Person with respect to any matters of fact which might reasonably be expected to be within the knowledge of such Relevant Person and which states that the Person signing such certificate is an authorized representative of such Relevant Person and, where applicable, states specifically the Facility Document and provision thereof pursuant to which the Intercreditor Agent is being directed to act;

                    (f) rely upon any communication (including, but not limited to, any note, letter, cablegram, telegram, telecopy, telex or teletype message) or document from any Person reasonably believed by it to be genuine;

                    (g) refrain from acting or continuing to act in accordance with any instructions of the Required Secured Parties to begin any legal action or proceeding arising out of or in connection with any Transaction Document until it shall have received such indemnity, security or undertaking for costs from the Secured Parties as it may require (whether by payment in advance or otherwise) for all costs, claims, losses and expenses (including reasonable legal fees and expenses) and liabilities which it will or may expend or incur in complying or continuing to comply with such instructions; and

                    (h) seek instructions from the Required Secured Parties as to the exercise of any of its rights, powers or discretion hereunder and in the event that it does so it shall not be considered as having acted unreasonably when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder.

              2.2.2  The Intercreditor Agent shall, subject to Section 2.2.1:
                                                              -------------

                    (a) promptly provide each Designated Voting Party with a copy of any material notice or document which it, in its capacity as Intercreditor Agent, receives from or delivers to: (i) the Issuer;
          (ii) any Project Party; (iii) the Administrative Agent; (iv) the Collateral Agent; (v) any other Designated Voting Party; (vi) any Independent Consultant; or (vii) any Governmental Authority;

                    (b) except as otherwise provided herein, act as Intercreditor Agent hereunder in accordance with any instructions given to it by the Required Secured Parties; and

                    (c) if so instructed by the Required Secured Parties, refrain from exercising any right, power or discretion vested in it as the Intercreditor Agent hereunder.

              2.2.3 The relevant branch(es), division(s) or department(s) of the Person serving as the Intercreditor Agent hereunder shall be treated as a separate entity from any other of its branches, divisions or departments ("Other
                                                                           -----
Units") and, if any Other Unit should act for any Secured Party in any capacity
-----
in relation to any other matter, any information given by such Secured Party to such Other Unit in such other capacity may be treated as confidential by such Person.

          Section 2.3  Intercreditor Agent.
                       -------------------

              2.3.1 Notwithstanding anything to the contrary expressed or implied herein, the Intercreditor Agent shall not:

                       (a) be bound to inquire as to (i) whether or not any representation or warranty made by any Person in connection with any Transaction Document is true, (ii) the occurrence or other wise of any Default or Event of Default, (iii) the performance by any Person of its obligations under any of the Transaction Documents or (iv) any breach of or default by any Person of its obligations under any of the Transaction Documents;

                       (b) be bound to account to any Person for any sum or the profit element of any sum received by it for its own account;

                       (c) be bound to disclose to any other Person any information relating to the Project or any Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person;

                       (d) be under any fiduciary duties or obligations other than those for which express provision is made herein or in any of the other Financing Documents to which it is a party; or

                       (e) whether at the direction of the Required Secured Parties (pursuant to a Remedies Instruction or otherwise), and regardless of whether it is indemnified with respect thereto, be required to take or direct the Collateral Agent to take any action which it believes, based on a written opinion of counsel, is in conflict with any Applicable Law, any Governmental Approval, this Agreement or any other Financing Document or any order of any court or administrative agency.

              2.3.2 The Intercreditor Agent is not responsible for and does not accept any responsibility for: (i) any recitals, statements, representations or warranties made by the Issuer, any Project Party or any Secured Party (other than itself in its capacity as Intercreditor Agent) contained in this Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by any Secured Party under, this Agreement or any other Transaction Document; (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or any other document referred to or provided for hereunder or thereunder; (iii) the value, validity, perfection, priority or enforceability of any Lien purported to be created by any Security Document; or (iv) any failure by the Issuer, any Project Party or any Secured Party (other than itself in its capacity as Intercreditor Agent) to perform its obligations under this Agreement or any other Transaction Document; provided, however, that nothing in this
                                   --------  -------
Section 2.3.2 shall be deemed or construed as limiting the rights of the
-------------
Intercreditor Agent or any Secured Party or the obligations of any Project Party, in each case as is set forth in the applicable Transaction Documents.

               2.3.3 Each of the Secured Parties that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) understands and agrees that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and each Project Party and, accordingly, each such Secured Party warrants to the Intercreditor Agent that it has not relied on and will not hereafter rely on the Intercreditor Agent:

                       (a) to check or inquire on its behalf into the adequacy, accuracy or completeness of any information provided by any Relevant Person in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Relevant Person by the Intercreditor Agent); or

                       (b) to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Relevant Person.

It is agreed and understood that the Trustee makes no representation as to itself but only in its capacity as the Trustee and based only on the authorization and represen tations set forth in the Indenture.

          Section 2.4  Defaults. The Intercreditor Agent shall not be deemed to
                       --------
have knowledge or notice of the occurrence of any Default or Event of Default unless the Intercreditor Agent has received a written notice (i) from a Designated Voting Party, referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default", (ii) from the Issuer referring to a Transaction Document, describing such Default or Event of Default, (iii) from a Project Party stating that a default exists pursuant to any

Transaction Document to which it is a party or (iv) from the Collateral Agent stating that it has received a notice from a Project Party that a default exists pursuant to a Transaction Document to which such Project Party is a party. If the Intercreditor Agent receives such a notice of the occurrence of a Default or an Event of Default, the Intercreditor Agent shall give prompt notice thereof to each Designated Voting Party (and each Designated Voting Party shall, in turn, give prompt notice thereof to each party to its respective Facility Document). The Intercreditor Agent shall take such action with respect to any Default or Event of Default as is provided in this Intercreditor Agreement; provided,
                                                                 --------
however, that unless and until the Intercreditor Agent shall have received
-------
directions from the Required Secured Parties, the Intercreditor Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as is in the best interest of the Secured Parties.

          Section 2.5  Nonliability.  Each of the Secured Parties that is a
                       ------------
party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) agrees that neither the Intercreditor Agent nor any of its officers, directors, employees, affiliates or agents shall be liable to any Secured Party or any other Relevant Person for any action taken or omitted under this Agreement or under the other Financing Documents or in connection herewith or therewith except to the extent directly caused by the Intercreditor Agent's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction no longer subject to appeal or review. Each of the Secured Parties that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through
it) hereby releases, waives, discharges, exculpates and covenants not to sue the Intercreditor Agent for any action taken or omitted under this Agreement or under the other Financing Documents and from any cost, claim, loss, expense or liability resulting therefrom, except to the extent directly caused by the Intercreditor Agent's gross negligence or willful misconduct, as finally deter mined by a court of competent jurisdiction no longer subject to appeal or review.

          Section 2.6  Resignation of the Intercreditor Agent.
                       --------------------------------------

              2.6.1 The Intercreditor Agent may resign its appointment hereunder at any time without providing any reason therefor by giving not less than thirty
(30) days prior written notice to that effect to each of the other parties hereto, provided that neither such resignation or a removal of the Intercreditor Agent pursuant to Section 2.7, shall be effective until:
                  -----------

                      (a) a successor for the Intercreditor Agent is appointed in accordance with (and subject to) the succeeding provisions of this
          Section 2.6;
          -----------

                      (b) the resigning or removed Intercreditor Agent has transferred to its successor all of its rights, powers, privileges and obligations in its capacity as Intercreditor Agent under this Agreement and the other Financing Documents; and

                      (c) the successor Intercreditor Agent has executed and delivered an agreement to be bound by the terms hereof and of the other Financing Documents and to perform all duties required of the Intercreditor Agent hereunder and under the other Financing Documents.

              2.6.2 If the Intercreditor Agent has given notice of its resignation pursuant to this Section 2.6 or if the Required Secured Parties give
                             -----------
the Intercreditor Agent notice of removal pursuant to Section 2.7, then a
                                                      -----------
successor to the Intercreditor Agent may be appointed by the Required Secured Parties during the period of such notice but, if no such successor is so appointed within thirty (30) days after the above notice, the Intercreditor Agent may petition a court of competent jurisdiction or it may appoint such a successor which (a) is authorized under the laws of the jurisdiction of its incorporation to exercise corporation trust powers, (b) shall have a combined capital and surplus of at least fifty million Dollars (US$50,000,000),] (c) shall be rated "Baa3" or better by Moody's or "BBB-" or better by S&P and (d) shall be acceptable to the Required Secured Parties (provided that, if the Required Secured Parties do not confirm such acceptance in writing within thirty
(30) days following selection of such successor by the Intercreditor Agent or select another Intercreditor Agent within such thirty (30) day period, then they shall be deemed to have given such acceptance and such successor shall be deemed appointed as the Intercreditor Agent hereunder) and, so long as no Default or Event of Default has occurred and is continuing, the Issuer.

              2.6.3 If a successor to the Intercreditor Agent is appointed under the provisions of Section 2.6.1 or Section 2.6.2, then:
                        -------------    -------------

                        (a) the predecessor Intercreditor Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

                        (b) notwithstanding the predecessor Intercreditor Agent's resignation pursuant to this Section 2.6 or removal pursuant
                                               -----------
          to

          Section 2.7, the provisions of this Agreement shall continue to inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Financing Documents while it was the Intercreditor Agent; and

                    (c) the successor Intercreditor Agent and each of the other parties hereto shall have the same rights and obligations among themselves as they would have had if such successor Intercreditor Agent originally had been a party to this Agreement.

          Section 2.7  Removal of the Intercreditor Agent.  Designated Voting
                       ----------------------------------
Parties representing, in the aggregate, Secured Parties holding at least thirty-three percent (33%) of the Combined Exposure may remove the Intercreditor Agent from its appointment hereunder with or without cause by giving not less than ninety (90) days prior written notice to that effect to the Intercreditor Agent and the Issuer; provided that no such removal shall be effective until a
                --------
successor for the Intercreditor Agent is appointed in accordance with Section
                                                                      -------
2.6.  If the Intercreditor Agent is also the Collateral Agent and the
---
Administrative Agent, it must also forfeit these roles if removed by the Secured Parties as Intercreditor Agent.

          Section 2.8  Authorization.  The Intercreditor Agent is hereby
                       -------------
authorized by each of the Secured Parties that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) to execute, deliver and perform each of the Financing Documents to which the Intercreditor Agent is a party and each Secured Party that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) agrees to be bound by all of the agreements of the Intercreditor Agent contained in the Financing Documents.

          Section 2.9  Intercreditor Agent as Secured Party; Other Banking
                       ---------------------------------------------------
Business.  With respect to any Secured Obligations held by it, the Person
--------
serving as Intercreditor Agent hereunder shall have the same rights and powers under the Financing Documents as any other Secured Party and may exercise the same as though it were not the Intercreditor Agent. The term "Secured Party", "Secured Parties", "Holder" or "Holders", and any other similar terms, when used with respect to such Person, shall, unless otherwise expressly indicated, include such Person in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with the Issuer or any other Person without any duty to account therefor to the Secured Parties.

          Section 2.10 Notice of Amounts Owed.  Upon the request of the
                       ----------------------
Intercreditor Agent, in connection with the taking of any action hereunder by the Intercreditor Agent, each Secured Party hereto shall promptly notify the Intercreditor Agent in writing, as of any time that the Intercreditor Agent may specify in such request, of (i) the aggregate amount of Secured Obligations owing under its respective Facility Document as of such date, (ii) the principal, interest, expenses and other components of such Secured Obligations, and (iii) such other information as the Intercreditor Agent may reasonably request.

                                  ARTICLE III
                                    SHARING
                                    -------

          Section 3.1  Payments Received by Intercreditor Agent or Collateral
                       ------------------------------------------------------
Agent.  Subject to the provisions of Section 3.3 and the provisions set forth in
-----                                -----------
each Facility Document which affect the allocation of funds among the Secured Parties party to such Facility Document, all amounts paid to the Collateral Agent or realized by the Collateral Agent that are to be redistributed to the Secured Parties (other than the Designated Voting Parties in their respective capacities as agents) shall be paid, to the extent funds are available, to each Secured Party (without priority of any one over any other except as set forth in
Section 3.3) in accordance with Article IV of the Collateral Agency Agreement.
-----------                     ----------

          Section 3.2  Payments Received by Any Other Senior Secured Party.
                       ---------------------------------------------------
Except as excluded in Section 3.3 or otherwise provided under this Agree ment,
                      -----------
if any Secured Party (other than the Collateral Agent as contemplated by Section
                                                                         -------
3.1 above) shall obtain any amount (whether (i) by way of voluntary or
---
involuntary payment, (ii) by virtue of an exercise of any right of set-off, banker's lien or counterclaim, (iii) as proceeds of any insurance policy covering any proper ties or assets of the Issuer, (iv) from proceeds of liquidation or dissolution of the Issuer or distribution of its assets among its creditors, however such liquidation, dissolution or distribution may occur, (v) as payment of any Senior Secured Obligations following the acceleration thereof, whether in whole or in part, (vi) as consideration for the agreement of such Secured Party or as part of any transaction or series of related transactions in which such Secured Party shall have agreed to waive or amend any provision of any Financing Document, (vii) from any realization on any Collateral, (viii) by virtue of the application of any provision of any of the Financing Documents (other than this Agreement), or (ix) in any other manner) other than amounts obtained from or through the Collateral Agent pursuant to the Financing Documents or amounts representing capitalized interest in respect of any Financing Document, such Secured Party shall forthwith notify the Intercreditor Agent thereof and shall promptly, and in any event within ten (10) Business Days of its so obtaining the same, pay such amount (less any reasonable costs and expenses incurred by such Secured Party in obtaining such amount) to the Collateral Agent for the account of the Secured Parties, to be shared among the Secured Parties in accordance with Section 3.1. Upon receipt of any such payment, the Collateral
                   -----------
Agent shall distribute the appropriate amount to each Secured Party as provided in the previous sentence.

          Section 3.3  Amounts Not Subject to Sharing.  Notwithstanding any
                       ------------------------------
other provision of this Agreement or any other Financing Document, no Secured Party shall have any obligation to share:

                       (a) any payment made to a Secured Party pursuant to any provision of any Financing Document which is in the nature of a closing or commitment fee or an indemnity against or reimbursement for
          (i) additional funding costs and similar costs incurred by such Secured Party including, without limitation, payments with respect to increased reserve provisions, capital adequacy provisions, make-whole premiums, breakage provisions or other similar provisions, (ii) costs with respect to taxes incurred or payable by such Secured Party on principal, interest and other payments payable to it under the Financing Documents, and (iii) costs, liabilities, claims and other expenses incurred by such Secured Party which are the subject of any indemnity or reimbursement provision contained in the Financing Documents;

                       (b) any non pro rata prepayment made to any Secured Party pursuant to any Financing Document; and

                       (c) any payment of fees made to the Intercreditor Agent pursuant to any separate fee arrangement between the Intercreditor Agent and the Issuer.

Notwithstanding the foregoing, sharing of payments made with respect to a particular Voting Facility shall be subject to the sharing provisions of the applicable Facility Document.

          Section 3.4  Presumption Regarding Payments.  For purposes hereof, any
                       ------------------------------
payment received by a Secured Party pursuant to this Article III may be presumed
                                                     -----------
by such Secured Party to have been properly received by such Secured Party in accordance with this Article III unless such Secured Party receives notice from
                     -----------
any other Secured Party that such payment was not made in accordance herewith. If any such distributed or shared payment is rescinded or must otherwise be restored by the Secured Party that first obtained it, each other Secured Party that shares the benefit of such payment shall return to such Secured Party its portion of the payment so rescinded or required to be restored.

          Section 3.5  No Separate Security.  Each Secured Party that is a party
                       --------------------
hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) (a) agrees that all collateral security pledged under the Security Documents is for the joint benefit of all the Secured Parties and (b) represents and warrants to each other Secured Party that, in respect of the Senior Secured Obligations owing to it, it has received no security or guarantees from the Issuer or any of its Affiliates other than its interest in the Collateral as provided in the Security Documents.

          Section 3.6  Subordinated Affiliate Bonds. Notwithstanding any
                       ----------------------------
provision of this Article III or any Financing Document to the contrary, so long
                  -----------
as any Default or Event of Default shall exist and be continuing, no sharing or other payment shall be made in respect of any Subordinated Affiliate Bonds until the remainder of the Secured Obligations have been indefeasibly paid in full in cash or in cash equivalents. Any proceeds otherwise payable as contemplated by this Agreement and the Collateral Agency Agreement in respect of any Subordinated Affiliate Bonds shall be distributed to the remainder of the Secured Parties in accordance with Article IV of the Collateral Agency
                                   ----------
Agreement.

                                  ARTICLE IV
                          VOTING AND DECISION MAKING
                          --------------------------

          Section 4.1  Decision Making.
                       ---------------

                4.1.1 Each Secured Party that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) agrees that no Secured Party shall, except in accordance with the provisions of this Agreement, but without prejudice to any separate rights expressly granted to a Designated Voting Party under the Facility Documents, exercise or enforce any right, remedy or power under any Financing Document where such right, remedy or power arises as a result of a Default or an Event of Default under such Financing Document (it being agreed that no acceleration in respect of an Event of Default or termination or suspension of a commitment under a Facility Document shall be deemed to be a remedy for any purposes of this Agreement).

                4.1.2 Each Secured Party that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through

it) agrees that each decision made in accordance with the terms of this Agreement shall be binding upon each Secured Party that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) and each other party to the Financing Documents.

                4.1.3  Notwithstanding Section 4.1.2 or any other term or
                                       -------------
provision of this Agreement, no term or provision of any Facility Document may be Modified except with the written consent of the applicable Designated Voting Party thereto (acting in accordance with the terms of the relevant Facility Document), but any Modification of a provision of any other Financing Document made in accordance with the terms of this Agreement and such Financing Document that is incorporated by reference into such Facility Document shall also be deemed to modify such Facility Document, mutatis mutandis, without such written consent of such Designated Voting Party.

          Section 4.2  Voting Generally; Intercreditor Votes.  Where, in
                       -------------------------------------
accordance with this Agreement or any other Financing Document, any Modification, direction or other decision of the Intercreditor Agent, the Collateral Agent or the Administrative Agent is required (other than as otherwise provided in Section 5.2), the granting or withholding of such
                      -----------
Modification, the giving of such direction, or the making of such other decision shall be determined through an Intercreditor Vote; provided, however, that the
                                                   --------  -------
Intercreditor Agent shall (or shall instruct any party it is entitled to instruct to), at the request of the Issuer or any Designated Voting Party, make such corrections to any Financing Document as are permitted under Section 12.1 of the Indenture and such other corrections so long as the corrections are of patent errors in the document and reflective of the clear intent of the parties to such document (for example, errant cross-references and misspelled defined terms) and do not involve any material change whatsoever (the Intercreditor Agent being entitled to rely on the advice of counsel and having all of the rights provided to it under Article 2 hereof).
                            ---------

          Section 4.3  Intercreditor Votes; Each Party's Entitlement to Vote.
                       -----------------------------------------------------

                4.3.1 Each Designated Voting Party shall be entitled to vote in each Intercreditor Vote conducted under this Agreement.

                4.3.2 For all purposes of voting under this Agreement, no actual vote need be taken in respect of any Bond if the Indenture permits the Trustee to rely on a certificate, report of an expert or Rating Agency confirmation in determining how to cast its votes in any Intercreditor Vote. Upon receipt of such certificate, report or confirmation, the Trustee shall cast its votes in accordance therewith.

                4.3.3 Except (i) for the limitation on the enforcement of rights, remedies and powers under Section 4.1.1, (ii) for matters requiring an
                                  -------------
Intercreditor Vote under Section 4.2 or this Section 4.3 or (iii) as otherwise
                         -----------         -----------
expressly provided for in a Facility Document, the respective Designated Voting Parties may make all decisions, determine the acceptability of and rely on certificates, exercise discretion, execute Modifications and grant Waivers as are contemplated by such Facility Document.

          Section 4.4   Intercreditor Votes; Votes Allocated to Each Party.
                        --------------------------------------------------

                4.4.1 Each Person that is a Designated Voting Party for any Intercreditor Vote shall have a number of votes in such Intercreditor Vote equal to the portion of the Combined Exposure represented by its Voting Facility.

                4.4.2 In calculating the percentage of the Combined Exposure in any Intercreditor Vote consenting to, approving, waiving or otherwise providing direction with respect to a decision which requires an Intercreditor Vote, the total dollar amount of the Combined Exposure voting, through the Designated Voting Parties, in any one direction with respect to such decision shall be divided by the aggregate Combined Exposure. Each Designated Voting Party and each of the Secured Parties that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) hereby waives any and all rights it may have to object to or seek relief from the decision of the Designated Voting Parties voting with respect to such matter and agrees to be bound by such decision. Nothing contained in this Section
                                                                   -------
4.4.2 shall preclude any Designated Voting Party from participating in any re-
-----
voting or further voting relating to such matter.

                4.4.3 No Bonds held by the Issuer or any member of the Issuer or any of their respective Affiliates shall have any vote in respect of any matter and such Bonds shall be disregarded for all purposes of any such vote.

                                   ARTICLE V
                             DEFAULTS AND REMEDIES
                             ---------------------

          Section 5.1  Notice of Defaults.  Promptly after any Designated Voting
                       ------------------
Party obtains knowledge of the occurrence of any Default or Event of Default under any Financing Document to which it is a party or that any Default or Event of Default under any Financing Document to which it is a party has ceased to exist or has been rescinded, such Designated Voting Party shall notify the Intercreditor Agent in writing thereof (such notice, a "Notice of Default"). Each such Notice of
                                    -----------------
Default shall specifically refer to this Section 5.1 and shall describe such
                                         -----------
Default or Event of Default (or its cessation or rescission) in reasonable detail (including the date of occurrence of the same). Upon receipt by the Intercreditor Agent of any such Notice of Default, it shall promptly send copies thereof to each Designated Voting Party.

          Section 5.2  Election to Pursue Remedies Following Events of Default.
                       -------------------------------------------------------

                5.2.1 At any time after the occurrence of an Event of Default, any Designated Voting Party in respect of a Facility Document under which an Event of Default has occurred and is continuing may serve a notice (such notice, a "Remedies Initiation Notice") on the Intercreditor Agent which describes the
   --------------------------
Event of Default with respect to which such Designated Voting Party is seeking to pursue remedies as well as the various remedies (the "Proposed Remedies")
                                                         -----------------
that such Designated Voting Party wishes the Intercreditor Agent to pursue.

                5.2.2 If the Intercreditor Agent receives any Remedies Initiation Notice from any Designated Voting Party pursuant to Section 5.2.1,
                                                               -------------
and if such notice has not been withdrawn by such Designated Voting Party prior to the end of the fifth Business Day after the day on which the Intercreditor Agent receives such notice, the Intercreditor Agent shall promptly after such fifth Business Day provide each Designated Voting Party with a copy of such notice and inform each of them of the date (such date, which shall be the 30th day after the date that the Intercreditor Agent receives the Remedies Initiation Notice, the "Remedies Commencement Date") on which the Intercreditor Agent will
             --------------------------
commence the exercise of the Proposed Remedies if so directed by Designated Voting Parties constituting the Initiating Percentage. Unless the Remedies Initiation Notice was executed by Designated Voting Parties constituting the Initiating Percentage, the Intercreditor Agent shall request instructions from the Designated Voting Parties as to whether the Intercreditor Agent should exercise the Proposed Remedies or other remedies on the Remedies Commencement Date or no remedies.

                5.2.3 If, on or prior to the Remedies Commencement Date (as that date may be extended pursuant to the definition of Decision Period), Designated Voting Parties constituting the Initiating Percentage direct the Intercreditor Agent to exercise remedies (which direction may include an instruction to exercise the Proposed Remedies or an instruction to exercise other remedies), the Intercreditor Agent shall exercise any such remedies in accordance with Section 5.4 below beginning on the Remedies Commencement Date as
                -----------
directed by Designated Voting Parties constituting the Initiating Percentage, provided that the Event of Default which is the subject of such Remedies Initiation Notice has not been previously cured or waived (by Modification of the provisions giving rise to such Event of Default in accordance with the terms of Article 6 of this Agreement).
                                        ---------

                5.2.4 During the period prior to the Remedies Commencement Date with respect to any Event of Default, no Secured Party (other than the Intercreditor Agent as provided in the proviso to Section 2.4) shall be entitled
                                                  -----------
to exercise any remedy in connection with such Event of Default, nor shall any Secured Party instruct the Intercreditor Agent to exercise any remedy in connection with such Event of Default.

                5.2.5 A Designated Voting Party may serve only one Remedies Initiation Notice with respect to any Event of Default and each Remedies Initiation Notice served by such Designated Voting Parties shall be deemed to have been served with respect to all Events of Default in existence on the date such Remedies Initiation Notice is served.

                5.2.6  Nothing in this Section 5.2 shall be construed to
                                       -----------
restrict the right of the Required Secured Parties to elect at any time to agree to any Modification of the Financing Documents in accordance with Article 6 that
                                                                  ---------
could have the effect of waiving or rescinding such Event of Default.

          Section 5.3  Exercise of Remedies.
                       --------------------

                5.3.1  If the Required Secured Parties pursuant to Section 5.2.3
                                                                   -------------
above elect to exercise remedies, then subject to Section 5.3.3 the
                                                  -------------
Intercreditor Agent shall follow the written instruction regarding the exercise of remedies delivered by the Required Secured Parties which may be in the form of an Intercreditor Vote (the "Remedies Instruction"). Each Remedies Instruction
                               --------------------
shall specify the particular action that the Required Secured Parties propose to cause the Intercreditor Agent to take.

                5.3.2 At the direction of the Required Secured Parties pursuant to a Remedies Instruction, the Intercreditor Agent shall exercise the remedies provided therein (provided that the relevant Security Documents permit such
                  --------
remedy) including, if so directed, to promptly instruct the Collateral Agent to seek to enforce the Security Documents, to realize upon the Collateral or, in the case of a proceeding against the Issuer under the Bankruptcy Code, to seek to enforce the claims of the Secured Parties thereunder.

                5.3.3 Each Remedies Instruction shall, except as otherwise provided herein, be effective on the date set forth in such notice. In the event that more than one group of Secured Parties constituting the Required Secured Parties delivers a Remedies Instruction, then the Remedies Instruction from the group representing the greatest percentage of the Combined Exposure shall control unless the Intercreditor Agent has already commenced action called for by another Remedies Instruction having an earlier effective date, and the Intercreditor Agent shall be entitled to ignore any Remedies Instruction regarding the same Default or Event of Default provided by any other group of Secured Parties.

                5.3.4  Allocation of Collateral Proceeds. Upon the occurrence of
                       ---------------------------------
an Acceleration Event, the proceeds of any collection, recovery, receipt, appropriation, realization or sale of any or all of the Collateral or the enforcement of any Security Document ("Collateral Proceeds") shall be applied in
                                       -------------------
accordance with Article IV of the Collateral Agency Agreement.
                ----------

                5.3.5  No Remedies. No Bonds held by the Issuer or any member of
                       -----------
the Issuer or any of their respective Affiliates shall have the benefit of any remedies until the remainder of the Senior Secured Obligations are indefeasibly paid in full in cash or cash equivalents.


                                  ARTICLE VI
               MODIFICATIONS; INSTRUCTIONS; OTHER RELATIONSHIPS
               ------------------------------------------------

          Section 6.1  100% Voting Issues:  Modifications of, and Instructions
                       -------------------------------------------------------
with Respect to, Fundamental Aspects of the Financing Documents. With respect to
---------------------------------------------------------------
any of the matters listed on the attached Schedule A (the "Fundamental
                                          ----------       -----------
Decisions"), (i) no Modification shall be agreed to by the Intercreditor Agent, the Collateral Agent or the Administrative Agent under any Financing Document,
(ii) no instruction shall be given to the Intercreditor Agent under or with respect to any Financing Document, and (iii) no discretion shall be exercised by the Intercreditor Agent under or with respect to any Financing Document, unless, in each case, an Intercreditor Vote is taken in accordance with the procedures set forth in Section 6.4 and the One Hundred Percent Secured Parties, through
             -----------
the Designated Voting Parties, authorize the Intercreditor Agent to agree to such Modification, provide the Intercreditor Agent with such instruction or authorize the Intercreditor Agent to exercise such discretion, as the case may be.

          Section 6.2  Majority Voting Issues:  Modifications of, and
                       ----------------------------------------------
Instructions with Respect to, Material Aspects of the Financing Documents.
-------------------------------------------------------------------------
Except as expressly provided for in Section 6.1 and Section 6.4 and except as
                                    -----------     -----------
set forth in the proviso to Section 4.2, (i) no Modification shall be agreed to
                            -----------
by the Intercreditor Agent, the Collateral Agent or the Administrative Agent under any Financing Document, (ii) no instruction shall be given to the Intercreditor Agent under or with respect to any Financing Document, and (iii) no discretion shall be exercised by the Intercreditor Agent under or with respect to any Financing Document, unless, in each case, an Intercreditor Vote is taken in accordance with the procedures set forth in Section 6.3 and the Majority Secured Parties authorize the
             -----------
Intercreditor Agent to agree to such Modification, provide the Intercreditor Agent with such instruction or authorize the Intercreditor Agent to exercise such discretion, as the case may be.

          Section 6.3  Certain Procedures Relating to Modifications,
                       ---------------------------------------------
Instructions and Exercises of Discretion.
----------------------------------------

                6.3.1  If, at any time:

                         (a) the Intercreditor Agent (i) proposes to agree to a Modification or proposes to authorize any Secured Party to agree to a Modification under any Financing Document or (ii) proposes to exercise any discretion conferred on it under the Financing Documents; or

                         (b) any Designated Voting Party or the Issuer (i) proposes that there should be a Modification under any Financing Document, (ii) proposes to provide the Intercreditor Agent with instructions regarding the Financing Documents, or (iii) proposes a matter with respect to which it believes the Intercreditor Agent should exercise its discretion, and, in each case, notifies the Intercreditor Agent to that effect;

then the Intercreditor Agent shall promptly notify each Designated Voting Party of the matter in question specifying:

                         (i) the nature of the Modification, instruction or exercise of discretion that is at issue (which shall be conspicuously stated);

                         (ii) the Required Secured Parties applicable to the decision; and

                         (iii) the Decision Period determined by the Intercreditor Agent by which the Designated Voting Parties must provide the Intercreditor Agent with their votes with respect to such decision.

                6.3.2 Each Designated Voting Party shall, within the specified Decision Period pursuant to Section 6.3.1, provide a certificate to the
                            -------------
Intercreditor Agent setting forth its vote with respect to the matter for which its instructions were sought by the Intercreditor Agent under Section 6.3.1.
                                                              -------------

                6.3.3 If (i) a Designated Voting Party fails to provide such a certificate to the Intercreditor Agent setting forth its vote within the specified Decision Period and (ii) the matter for which its instructions were sought by the Intercreditor Agent requires a vote of the One Hundred Percent Secured Parties, then the Intercreditor Agent shall notify such Designated Voting Party on or before the close of business on the next Business Day following the last day of the Decision Period of such Designated Voting Party's failure to provide such certificate and request that it provide such certificate no later than 11:00 a.m. on the third Business Day after the last day of the Decision Period; provided that the Intercreditor Agent shall not be held liable
                 --------
for any failure by it to provide such notice to such Designated Voting Party; and provided, further that if such Designated Voting Party does not provide such
    --------  -------
certificate by 11:00 a.m. on the third Business Day after the last day of the Decision Period, such Designated Voting Party shall be deemed to have cast its votes against the subject decision.

          Section 6.4  Modifications by Secured Parties to their Respective
                       ----------------------------------------------------
Facilities.  Notwithstanding any provision contained herein to the contrary,
----------
each Secured Party (other than the Intercreditor Agent, the Administrative Agent and the Collateral Agent) may, at any time and from time to time, without any consent of or notice to any other Secured Party and without impairing or releasing the obligations of any Person under this Agreement: (a) make any Modifications under the Facility Document to which such Person is a party (and to which none of the Intercreditor Agent, the Collateral Agent or the Administrative Agent is a party); or (b) release anyone liable in any manner under, or in respect of the Senior Secured Obligations owing under, such Facility Document (but only in respect of such Senior Secured Obligations). The rights of each Secured Party pursuant to the foregoing sentence are subject to the provisions of its respective Facility Document regarding such Modifications and releases.

          Section 6.5  Effect of Modification on Intercreditor Agent.  No
                       ---------------------------------------------
Modifications shall be made to any Financing Document by any party hereto that adversely affects the Intercreditor Agent without the written consent of the Intercreditor Agent.

          Section 6.6  Provision of Information; Meetings.
                       ----------------------------------

                6.6.1 Each Secured Party that is a party hereto (for itself, each party on whose behalf it executes this Agreement and any Person claiming through it) agrees that it will, from time to time (as it deems reasonably necessary or appropriate in its sole judgment), consult with the other Secured Parties with respect to the Senior Secured Obligations, the Project, the Collateral or the affairs of the Issuer in general.

                6.6.2 Any Designated Voting Party may, at any time following the occurrence and during the continuation of an Event of Default, request that a meeting or meetings of the Designated Voting Parties be convened, at reasonable times and locations, and with reasonable frequency, and upon such request having been given in accordance herewith, such meetings shall be convened as provided herein. Such a request for a meeting shall be made by written notice given to each Designated Voting Party in accordance herewith. Each such notice shall state the date of such meeting (which shall be not less than fifteen (15) nor more than thirty (30) days after the date of such notice, unless otherwise agreed by the Designated Voting Parties) and a general outline of the issues to be discussed at such meeting. Any Designated Voting Party shall have the right to appoint any Person (including, without limitation, another Designated Voting Party) to act as its representative at any such meeting of Designated Voting Parties. No Person shall be obligated to attend any such meetings, and no votes shall be taken at such meeting unless consented to by the Required Secured Parties. Any costs or expenses incurred by any Secured Party in connection with the meetings described in this Section 6.6.2 shall be reimbursed
                                               -------------
to such Secured Party in accordance with Section 7.16.
                                         ------------

                6.6.3 Each Designated Voting Party shall use reasonable efforts to make available promptly to each other Designated Voting Party any material information received by it regarding the occurrence of any Default or Event of Default or any determination to accelerate the Indebtedness under its Facility Document (an "Acceleration Event") or other event requiring joint action;
              ------------------
provided, however, that this Section 6.6.3 shall not require any Designated
--------  -------            -------------
Voting Party to make available to any other Person (a) information subject to confidentiality restrictions or governmental or security clearance requirements prohibiting such disclosure, (b) analyses, data or reports prepared solely for internal use, or (c) information that the Issuer is obligated to provide. No Designated Voting Party shall have any liability for any failure to make available to any other party such information or for any inaccuracy or incompleteness of any such information made available in good faith.

                6.6.4 Each Designated Voting Party further agrees that it will from time to time provide such information to each other Designated Voting Party as may be necessary to enable such Designated Voting Party to make any calculation required under the Financing Documents.

                6.6.5 Each Designated Voting Party shall provide copies of any Modifications to the Financing Documents to the Intercreditor Agent.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

          Section 7.1  Addresses.  Any communications between the parties hereto
                       ---------
or notices provided herein to be given shall be deemed to have been given only if such notice is in writing and delivered personally, or by registered or certified first-class mail with postage prepaid, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

     Issuer:                 Elwood Energy LLC
                             c/o Peoples Energy Resources Corporation
                             130 East Randolph Drive
                             Chicago, IL 60601
                             Attn:  John E. Horton
                             Telephone No.:   (312) 240-7181
                             Telecopy No.:    (312) 240-4348

                             with a copy to:

                             Elwood Energy LLC
                             c/o Dominion Resources Services, Inc.
                             120 Tredegar Street
                             Richmond, VA 23219
                             Attn: Donald Burnette
                             Telephone No.:   (804) 819-2411
                             Telecopy No.:    (804) 819-2211

     Trustee:                Bank One Trust Company, National Association
                             1 Bank One Plaza
                             Mail Suite IL1-0823
                             Chicago, Illinois 60670-0823
                             Attn: Global Corporate Trust Services

                             Telephone No.:   (312) 407-5252
                             Telecopy No.:    (312) 336-8840

     Collateral Agent:       Bank One Trust Company, National Association
                             1 Bank One Plaza
                             Mail Suite IL1-0823
                             Chicago, Illinois 60670-0823
                             Attn: Global Corporate Trust Services
                             Telephone No.:   (312) 407-5252
                             Telecopy No.:    (312) 336-8840

     Intercreditor Agent:    Bank One Trust Company, National Association
                             1 Bank One Plaza
                             Mail Suite IL1-0823
                             Chicago, Illinois 60670-0823
                             Attn: Global Corporate Trust Services
                             Telephone No.:   (312) 407-5252
                             Telecopy No.:    (312) 336-8840

     Administrative Agent:   Bank One Trust Company, National Association
                             1 Bank One Plaza
                             Mail Suite IL1-0823
                             Chicago, Illinois 60670-0823
                             Attn: Global Corporate Trust Services
                             Telephone No.:   (312) 407-5252
                             Telecopy No.:    (312) 336-8840

     Senior Secured
     Parties Becoming
     Party Hereto After
     the Date Hereof:        To be specified at the time of execution of a
                             counter part hereto pursuant to Section 7.18
                                                             ------------
                             hereof.

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

          Section 7.2    Delay and Waiver.  No delay or omission to exercise any
                         ----------------
right, power or remedy accruing upon the occurrence of any Default or Event of Default or any other breach or default of the Issuer under this Agreement shall impair any such right, power or remedy of any Secured Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any single or partial exercise by any such party of any right, power or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver of any single Default, Event of Default or other breach or default be deemed a waiver of any other Default, Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Secured Party of any Default, Event of Default or other breach or default under this Agreement or any other Financing Document, or any waiver on the part of any Secured Party, of any provision or condition of this Agreement or any other Transaction Document must be in writing and signed by such Secured Party and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or any other Financing Document or by law or otherwise afforded to any Secured Party, shall be cumulative and not alternative.

          Section 7.3    Entire Agreement.  This Agreement and the other
                         ----------------
Financing Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any Financing Document the terms, conditions and provisions of this Agreement shall prevail.

          Section 7.4    Governing Law.  This Agreement shall be governed by the
                         -------------
laws of the State of New York of the United States of America and shall for all purposes be governed by and construed in accordance with the laws of such state without regard to the conflict of law rules thereof other than Section 5-1401 of the New York General Obligations Law; provided, however, that, to the extent any
                                      --------  -------
terms of this Agreement are incorporated in and made part of any other Financing Document, any such term so incorporated shall for all purposes be governed by and construed in accordance with the law governing the Financing Document into which such term is so incorporated.

          Section 7.5    Severability. In case any one or more of the provisions
                         ------------
contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision with a view to obtaining the same commercial effect as this Agreement would have had if such provision had been legal, valid and enforceable.

          Section 7.6    Headings.  Section headings have been inserted in this
                         --------
Agreement as a matter of convenience for reference only and it is agreed that such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

          Section 7.7    Successors and Assigns.
                         ----------------------

                7.7.1 The provisions of this Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns; provided that the Issuer shall not assign any of its rights or
             --------
obligations hereunder without the consent of the Required Secured Parties.

                7.7.2 Any Secured Party may transfer, assign or grant all or such relevant part of its rights and obligations hereunder in connection with an assignment or transfer of all or any part of its interest in its Senior Secured Obligations in accordance with the applicable Financing Documents, provided
                                                                   --------
that each assignee and participant shall be bound by the terms of this Agreement and each applicable Financing Document.

          Section 7.8    Reinstatement.  This Agreement shall continue to be
                         -------------
effective or be reinstated, as the case may be, if at any time payment and performance of the Issuer's obligations hereunder, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Secured Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          Section 7.9    Counterparts.  This Agreement may be executed in one or
                         ------------
more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

          Section 7.10   Termination.  Upon the indefeasible payment in full in
                         -----------
cash of the Senior Secured Obligations in respect of each Financing Document and the termination of all of the commitments of the Secured Parties under the Financing Documents, and except as provided in Sections 7.8, 7.16 and 7.17, this
                                               ------------  ----     ----
Agreement shall terminate and be of no further force and effect.

          Section 7.11   No Partnership.  Nothing contained in this Agreement
                         --------------
and no action by any Secured Party is intended to constitute or shall be deemed to constitute such Secured Parties (or any of them) a partnership, association, joint venture or other entity.

          Section 7.12   No Reliance.  No Secured Party has relied on any
                         -----------
representation or warranty of any other Secured Party with respect to this Agreement and the transactions contemplated hereunder unless such representation or warranty has been set forth expressly in this Agreement.

          Section 7.13   Third-Party Beneficiaries.  This Agreement is for the
                         -------------------------
benefit of the parties hereto (and the Secured Parties claiming through such parties) and their respective successors and permitted assigns, and nothing herein shall give any other Person any benefit or any legal or equitable right or remedy under this Agreement.

          Section 7.14   Obligations of the Issuer Unaffected.  The obligations
                         ------------------------------------
of the Issuer under the Financing Documents are absolute and shall be unaffected by this Agreement.

          Section 7.15   Action without the Intercreditor Agent.  If the
                         --------------------------------------
Intercreditor Agent shall not, in accordance with Section 2.2.1(g), be required
                                                  ----------------
to take action as permitted by Section 2.2.1(g), the Secured Parties may then
                               ----------------
elect, upon written notice to the Collateral Agent and the Issuer (provided that
                                                                   --------
if a Bankruptcy Event shall have occurred with respect to the Issuer, such notice shall not be required and shall be deemed to have been given upon the election by the Secured Parties to take action hereunder), to take action hereunder, including pursuing remedies directly and not acting through the Intercreditor Agreement, if such remedies or other actions are otherwise permitted by the terms of this Agreement.

          Section 7.16   Costs and Expenses.  The Issuer shall pay to each
                         ------------------
Designated Voting Party all of their costs and expenses incurred in connection with the preparation, negotiation and closing of this Agreement and the documents contemplated hereby, including the reasonable fees, expenses and disbursements of counsel retained by the Designated Voting Parties in connection with the preparation of such documents and any amendments hereof or thereof, the reasonable fees, expenses and disbursements of the Independent Consultants and any other engineer ing, insurance and construction consultants to the Secured Parties subsequent to the Closing Date, and the costs of the Designated Voting Parties in administering the Secured Obligations, including the reasonable travel and reasonable out-of-pocket costs incurred by the Designated Voting Parties following the Closing Date. The Issuer shall reimburse the Collateral Agent and the

Intercreditor Agent for all reasonable costs and expenses, including reasonable attorneys' fees and Independent Consultant expenses, expended or incurred by the Collateral Agent and the Intercreditor Agent in enforcing the Financing Documents in connection with a Default or an Event of Default, in actions for declaratory relief in any way related to the Financing Documents or in collecting any sum which becomes due on the Secured Obligations.

          Section 7.17   Indemnification.
                         ---------------

                7.17.1 Except as provided in Section 7.17.2, the Issuer shall
                                             --------------
indemnify, defend and hold harmless each of the Intercreditor Agent, the Collateral Agent, the Administrative Agent and the Trustee and their respective officers, directors, shareholders, affiliates, controlling persons, employees, agents and servants (collectively, the "Indemnitees") from and against and
                                        -----------
reimburse the Indemnitees for:

                         (a) any and all claims, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, costs and expenses (including attorneys' fees subject to commercially reasonable limitations) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, which are demanded, asserted or claimed against any such Indemnitee (collectively, "Subject Claims") in any way
                                                 --------------
     relating to, or arising out of or in connection with this Agreement, the other Transaction Documents or the Project, except for claims by the Issuer against an Indemnitee (other than such claims determined against the Issuer, as the case may be);

                         (b) any and all Subject Claims arising in connection with the release or presence of any Environmentally Regulated Materials at the Project, whether foreseeable or unforeseeable, including all costs of removal and disposal of such Environmentally Regulated Materials, all reasonable costs required to be incurred in (i) determining whether the Project is in compliance and (ii) causing the Project to be in compliance, with all Applicable Laws, all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and court costs; and

                         (c) any and all Subject Claims in any way relating to, or arising out of or in connection with any claims, suits, liabilities against the Issuer, any Member or any of their Affiliates (it being understood that this Section 7.17 shall not entitle an Indemnitee to
                          ------------
     compensation for the costs of monitoring claims or suits against the Issuer, any Member or any of their

     Affiliates by third persons other than the Indemnitees except to the extent reasonably required in such a claim or suit where participation therein by the Indemnitee is reasonably deemed necessary to protect a material right or interest of the Indemnitee).

               7.17.2 The foregoing indemnities shall not apply with respect to an Indemnitee, to the extent arising as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee or its officers or employees, but shall continue to apply to other Indemnitees (e.g., willful misconduct by an
                                                  ----
Intercreditor Agent employee will bar indemnification to the Intercreditor Agent, but not to the Collateral Agent, the Administrative Agent or the Trustee).

               7.17.3 With respect to Subject Claims arising prior to the payment in full of all Senior Secured Obligations of the Issuer under this Agreement and the other Financing Documents, the provisions of this Section 7.17
                                                                    ------------
shall survive foreclosure of the Security Documents and satisfaction or discharge of the Issuer's obligations under the Financing Documents, and shall be in addition to any other rights and remedies of the Secured Parties.

               7.17.4 In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall promptly notify the Issuer of the commencement thereof, and the Issuer shall be entitled, at its expense, acting through counsel reasonably acceptable to such Indemnitee, to participate in, and, to the extent that the Issuer desires, to assume and control the defense thereof. Such Indemnitee shall be entitled, at its expense, to participate in any action, suit or proceeding the defense of which has been assumed by the Issuer. Notwithstanding the foregoing, the Issuer and the Indemnitee shall each be entitled to participate with their own counsel, and the Issuer shall not be accorded control over the defenses of any such action, suit or proceedings, if and to the extent that, in the reasonable opinion of such Indemnitee and its counsel, such action, suit or proceeding involves the genuine threat of the imposition of criminal liability upon such Indemnitee or a fundamental conflict of interest between such Indemnitee and the Issuer or between such Indemnitee and another Indemnitee, and in such event (other than with respect to disputes between such Indemnitee and another Indemnitee) the Issuer shall pay the reasonable expenses of such Indemnitee in such defense.

               7.17.5 The Issuer shall report to such Indemnitee on the status of such action, suit or proceeding as developments shall occur and at least within 60 days of the previous report. The Issuer shall deliver to such Indemnitee a copy of each document filed or served on any party in such action, suit or proceeding.

               7.17.6 Notwithstanding the Issuer's rights hereunder to control certain actions, suits or proceedings, any Indemnitee against whom any Subject Claim is made shall be entitled to compromise or settle any such Subject Claim if (a) failure to compromise or settle such Subject Claim could reasonably be expected to have a material adverse effect on such Indemnitee, the Project or such Indemnitee's interest in the Project and (b) the Issuer refuses to pursue diligent, good faith and timely efforts, in consultation with the Indemnitee, to settle such claim; provided that prior to entering into any final and binding
                   --------
compromise or settlement of any such Subject Claim without the Issuer's consent such Indemnitee shall provide notice to, and shall consult with, the Issuer.
Any such compromise or settlement by the Indemnitee in accordance with this
Section 7.17 shall be binding upon the Issuer for purposes of this Section 7.17.
------------                                                       ------------

               7.17.7 Upon payment of any Subject Claim by the Issuer pursuant to this Section 7.17 or other similar indemnity provisions contained herein to
        ------------
or on behalf of an Indemnitee, the Issuer, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto, and such Indemnitee shall cooperate with the Issuer and give such further assurances as are necessary or advisable to enable the Issuer vigorously to pursue such claims.

               7.17.8   Any amounts payable by the Issuer pursuant to this
Section 7.17 shall be regularly payable after the Issuer receives an invoice for
------------
such amounts from any applicable Indemnitee.

               7.17.9 Notwithstanding anything to the contrary set forth herein, the Issuer shall not, in connection with any one legal proceeding or claim, or separate but related proceedings or claims arising out of the same general allegations or circumstances, in which the interests of the Indemnitees do not materially differ, be liable to the Indemnitees (or any of them) under any of the provisions set forth in this Section 7.17 for the fees and expenses
                                        ------------
of more than one separate firm of attorneys (which firm shall be selected by the affected Indemnitees) subject to the Issuer's reasonable approval.

          The provisions of Sections 7.16 and 7.17 hereunder shall survive
                            -------------     ----
termination of this Agreement and the other Financing Documents and the resignation or removal of any Indemnity.

          Section 7.18  Additional Secured Parties.  Each of the parties to
                        --------------------------
this Agreement agrees that any Person which becomes a Secured Party (or representative thereof) after the Closing Date shall become a party to this Agreement upon execu tion and delivery by such Person of a counterpart to this Agreement. Any Person that becomes a party to this Agreement pursuant to this
Section 7.18 shall be
------------
bound by and subject to the terms and conditions hereof and the covenants, stipulations and agreements contained herein.

          Section 7.19  Amendments.  Amendments hereof shall be in writing,
                        ----------
shall be made in accordance with Article VI and shall require the written
                                 ----------
consent of the Issuer.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their officers thereunto duly authorized as of the day and year first above written.

                         BANK ONE TRUST COMPANY, NATIONAL
                         ASOCIATION,
                         in its capacity as the Intercreditor Agent


                         By: /s/ Benita Pointer
                            --------------------------
                            Name: Benita Pointer
                            Title: Account Executive

                         BANK ONE TRUST COMPANY, NATIONAL
                         ASSOCIATION,
                         in its capacity as the Collateral Agent


                         By: /s/ Benita Pointer
                            --------------------------
                            Name: Benita Pointer
                            Title: Account Executive

                         BANK ONE TRUST COMPANY, NATIONAL
                         ASSOCIATION,
                         in its capacity as the Collateral Agent

                         By: /s/ Benita Pointer
                            --------------------------
                            Name: Benita Pointer
                            Title: Account Executive

                         BANK ONE TRUST COMPANY, NATIONAL
                         ASSOCIATION,
                         in its capacity as the Collateral Agent

                         By: /s/ Benita Pointer
                            ------------------------------
                            Name: Benita Pointer
                            Title: Account Executive

                         ELWOOD ENERGY LLC


                         By: /s/  Don Burnette
                            ---------------------------
                            Name: Don Burnette
                            Title: Authorized Representative

                         Additional SENIOR SECURED PARTY
                         pursuant to Section 7.18


                         By:____________________________
                            Name:
                            Title:

                                           Schedule A to Intercreditor Agreement
                                           -------------------------------------

                             Fundamental Decisions
                             ---------------------

          The following Fundamental Decisions require the vote of the One Hundred Percent Secured Parties:

                    (a) Any Modification of the Financing Documents to which the Intercreditor Agent, the Collateral Agent or the Administrative Agent is a party that has the effect of changing the date for (including any changes to mandatory or voluntary prepayments), changing the method of calculation contained in, altering the amount of, or changing the currency of, any payment of principal, interest or of any other fee, commission or any other amount payable to any Secured Party under any Financing Document;

                    (b) any Modification of the Financing Documents to which the Intercreditor Agent, the Collateral Agent or the Administrative Agent is a party that has the effect of releasing Collateral from the Lien of any of the Security Documents or releasing funds held by the Collateral Agent or the Administrative Agent, in each case other than as expressly permitted in accordance with the terms of the Financing Documents;

                    (c)  except as set forth in the proviso to Section 4.2 of
                                                               -----------
     the foregoing Intercreditor Agreement, any Modification of Section 3.1(b)
                                                                --------------
     of the Deposit and Disbursement Agreement;

                    (d)  except as set forth in the proviso to Section 4.2 of
                                                               -----------
     the foregoing Intercreditor Agreement and Section 12.1 of the Indenture, any Modification of any provision of the Intercreditor Agreement;

                    (e) any Modification of any definition contained in the Deposit and Disbursement Agreement or in any other Financing Docu ment to which the Intercreditor Agent, the Collateral Agent or the Adminis trative Agent is a party but only if and to the extent such Modification would result in the making of any of the Modifications referred to in clauses (a) through (d) above;

                    (f) any Modification of a Financing Document to which the Intercreditor Agent, the Collateral Agent or the Administrative Agent is a party which would permit the assignment by the Issuer of its rights under any Financing Document or any Power Sales Agreement other than as expressly permitted under the Financing Documents (prior to such Modification).

                               TABLE OF CONTENTS
                               -----------------

                                                                                                  Page
                                                                                                  ----
RECITALS.........................................................................................    1

AGREEMENT........................................................................................    1

ARTICLE I DEFINITIONS; RULES OF INTERPRETATION...................................................    2
Section 1.1    Definitions.......................................................................    2
Section 1.2    Rules of Interpretation...........................................................    6

ARTICLE II INTERCREDITOR AGENT...................................................................    6
Section 2.1    Appointment of the Intercreditor Agent............................................    6
Section 2.2    Intercreditor Agent's Rights and Obligations......................................    6
Section 2.3    Intercreditor Agent...............................................................    9
Section 2.4    Defaults..........................................................................   10
Section 2.5    Nonliability......................................................................   11
Section 2.6    Resignation of the Intercreditor Agent............................................   11
Section 2.7    Removal of the Intercreditor Agent................................................   13
Section 2.8    Authorization.....................................................................   13
Section 2.9    Intercreditor Agent as Secured Party; Other Banking Business......................   13
Section 2.10   Notice of Amounts Owed............................................................   14

ARTICLE III SHARING..............................................................................   14
Section 3.1    Payments Received by Intercreditor Agent or Collateral Agent......................   14
Section 3.2    Payments Received by Any Other Senior Secured Party...............................   14
Section 3.3    Amounts Not Subject to Sharing....................................................   15
Section 3.4    Presumption Regarding Payments....................................................   15
Section 3.5    No Separate Security..............................................................   16
Section 3.6    Subordinated Affiliate Bonds......................................................   16

ARTICLE IV VOTING AND DECISION MAKING............................................................   16
Section 4.1    Decision Making...................................................................   16
Section 4.2    Voting Generally; Intercreditor Votes.............................................   17
Section 4.3    Intercreditor Votes; Each Party's Entitlement to Vote.............................   18
Section 4.4    Intercreditor Votes; Votes Allocated to Each Party................................   18

ARTICLE V DEFAULTS AND REMEDIES..................................................................   19
Section 5.1    Notice of Defaults................................................................   19
Section 5.2    Election to Pursue Remedies Following Events of Default...........................   19
Section 5.3    Exercise of Remedies..............................................................   21

ARTICLE VI MODIFICATIONS; INSTRUCTIONS; OTHER RELATIONSHIPS......................................   22
Section 6.1    100% Voting Issues:  Modifications of, and Instructions with

                                                                                                  Page
                                                                                                  ----
               Respect to, Fundamental Aspects of the Financing Documents........................   22
Section 6.2    Majority Voting Issues: Modifications of, and Respect to, Material Aspects of
               the Financing Instructions with Documents.........................................   22
Section 6.3    Certain Procedures Relating to Modifications, Instructions and Exercises of
               Discretion........................................................................   22
Section 6.4    Modifications by Secured Parties to their Respective Facilities...................   24
Section 6.5    Effect of Modification on Intercreditor Agent.....................................   24
Section 6.6    Provision of Information; Meetings................................................   24

ARTICLE VII  MISCELLANEOUS.......................................................................   25
Section 7.1    Addresses.........................................................................   25
Section 7.2    Delay and Waiver..................................................................   27
Section 7.3    Entire Agreement..................................................................   27
Section 7.4    Governing Law.....................................................................   28
Section 7.5    Severability......................................................................   28
Section 7.6    Headings..........................................................................   28
Section 7.7    Successors and Assigns............................................................   28
Section 7.8    Reinstatement.....................................................................   28
Section 7.9    Counterparts......................................................................   29
Section 7.10   Termination.......................................................................   29
Section 7.11   No Partnership....................................................................   29
Section 7.12   No Reliance.......................................................................   29
Section 7.13   Third-Party Beneficiaries.........................................................   29
Section 7.14   Obligations of the Issuer Unaffected..............................................   29
Section 7.15   Action without the Intercreditor Agent............................................   29
Section 7.17   Indemnification...................................................................   30
Section 7.18   Additional Secured Parties........................................................   33

Schedule A - Fundamental Decisions

                                      ii